UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 10, 2010
RHI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.
     On December 10, 2010 (the “Commencement Date”), RHI Entertainment, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”, and the filing therein, the “Chapter 11 Filing”). The Chapter 11 cases are being jointly administered under the caption “In re RHI Entertainment, Inc., et. al.” Case No. 10-16536. The Debtors intend to continue operating their businesses in the ordinary course and to promptly seek the necessary relief from the Bankruptcy Court to pay the claims of certain critical, priority and foreign vendors and the vast majority of their employees’ claims in full and on time in accordance with their existing business terms.
     The Chapter 11 Filing was made with a “pre-packaged” plan of reorganization (as amended, the “Prepackaged Plan”) with the support of the lenders under the Company’s first lien credit agreement, as amended, and second lien credit agreement, as amended. The Company previously disclosed the Prepackaged Plan, and the Disclosure Statement With Respect to Joint Prepackaged Plan of Reorganization of RHI Entertainment, Inc. and Affiliated Debtors (the “Disclosure Statement”) in a Current Report on Form 8-K furnished to the Securities and Exchange Commission on November 1, 2010. If the Prepackaged Plan is confirmed by the Bankruptcy Court, the Company’s current equityholders will have no continuing interest in the assets and operations of the Company.
     A copy of the press release, dated December 10, 2010, announcing the Chapter 11 Filing is attached hereto as Exhibit 99.1.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The Chapter 11 Filing described in Item 1.03 constitutes an event of default and automatically accelerated the outstanding principal and accrued and unpaid interest under the terms of the Debtors’ $525 million Credit, Security, Guaranty and Pledge Agreement (the “First Lien Credit Agreement”), as amended, among RHI Entertainment, LLC (the “Borrower”), RHI Entertainment Holdings II, LLC ( “Holdings”), the guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and as issuing bank, and the Debtors’ $75 million Credit, Security, Guaranty and Pledge Agreement (the “Second Lien Credit Agreement”), as amended, among the Borrower, Holdings, the guarantors named therein, the lenders referred to therein, and Wilmington Trust FSB, as successor agent.
     As previously disclosed by the Company, on December 23, 2009, the Borrower acknowledged certain defaults on the First Lien Credit Agreement, and on February 12, 2010, the Borrower acknowledged a default on the Second Lien Credit Agreement. The Borrower, Holdings and the guarantors entered into a number of forbearance agreements with the agent and lenders holding a majority in principal amount of the loans under the respective credit agreements, the most recent of which expired on March 31, 2010. Therefore, the agent and lenders under the respective credit agreements have been free to exercise all of their rights and remedies, including the acceleration of the loans and foreclosure on collateral. As a result of the Chapter 11 Filing, any efforts to enforce the financial obligations under the First Lien Credit Agreement or the Second Lien Credit Agreement are stayed.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits:

99.1	Press Release, dated December 10, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC. (Registrant)
Date: December 13, 2010	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release, dated December 10, 2010.

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